Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Dan Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

Dan.bachus@gce.com

GRAND CANYON EDUCATION, INC. REPORTS

FOURTH QUARTER AND FULL YEAR 2018 RESULTS

PHOENIX, AZ., February 20, 2019—Grand Canyon Education, Inc. (NASDAQ: LOPE), (“GCE” or the “Company”), is a publicly traded education services company. GCE provides a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE currently provides services to Grand Canyon University, an Arizona non-profit corporation (“GCU”), its client, that include technology and academic services, counseling services and support, marketing and communication services, and several back office services such as accounting, reporting, tax, human resources, and procurement services. GCU owns and operates a comprehensive regionally accredited university (the “University”) that offers over 240 graduate and undergraduate degree programs, emphases and certificates across nine colleges both online and on ground at its over 262 acre campus in Phoenix, Arizona, at leased facilities and at facilities owned by third party employers.  GCE today announced financial results for the quarter and year ended December 31, 2018.

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Grand Canyon Education, Inc. Reports Fourth Quarter and Full Year 2018 Results

Explanatory Note

On July 1, 2018, the Company consummated an Asset Purchase Agreement (the “Asset Purchase Agreement”) with GCU (formerly known as Gazelle University) in which it sold the assets comprising the University to GCU in return for a secured note and entered into a master services agreement with GCU pursuant to which the Company provides identified technology and academic services, counseling services and support, marketing and communication services, and several back office services to GCU in return for 60% of GCU’s tuition and fee revenue (the “Transaction”).

Prior to July 1, 2018, the Company’s business consisted exclusively of owning and operating the University and the Company’s results of operations discussed herein for periods prior to July 1, 2018 reflect those operations.   Commencing July 1, 2018, the Company’s results of operations do not include the operations of GCU but rather reflect the operations of the Company as an education services provider pursuant to the Master Services Agreement.  Accordingly, the Transaction has resulted in a reduction in our net revenue period over period.

In order to enhance comparability between periods, we provide, for periods prior to July 1, 2018, net revenue, total costs and expenses and operating income on both an as reported and comparable basis.  To calculate the comparable results, we have multiplied “university related revenue” by 60%.  The percentage used to make this calculation corresponds to the percentage of GCU’s tuition and fee revenue to which the Company is entitled under the master services agreement.  The following tables set forth the Company’s as reported net revenue, total costs and expenses, and operating income for the respective three and twelve month periods.  The tables then adjust these as reported balances to reflect the Transaction, and show the Company’s as adjusted “non-GAAP” net revenue, as adjusted “non-GAAP” total costs and expenses, and as adjusted “non-GAAP” operating income on a comparable basis.  These tables are intended to increase transparency and to provide comparability of our results of operations between the three month period and year ended December 31, 2018, during all or a part of which we operated as an education services provider, and the three month period and year ended December 31, 2017, during all of which we owned and operated the University.  These adjusted “non-GAAP” measures in the tables below do not necessarily represent actual results had the Company operated as an education services provider during the full periods presented.

	Three Months Ended		Three Months Ended				Three Months Ended
	December 31,		December 31,				December 31,
	2018	2017	2018		2017		2018	2017
	As Reported		Adjustment				As Adjusted[a]
Service revenue	$177,548	—	—		—		$177,548	$—
University related revenue	—	$271,418	—		$(108,567)	[b]	—	162,851
Net revenue	$177,548	$271,418	—		—		$177,548	$162,851

Total costs and expenses	$97,399	$180,072	$(365)	[c]	$(86,917)	[c]	$97,034	$93,155
Operating income	$80,149	$91,346	$365	[d]	$(21,650)	[d]	$80,514	$69,696

	Year Ended December 31,		Year Ended December 31,				Year Ended December 31,
	2018	2017	2018		2017		2018	2017
	As Reported		Adjustment				As Adjusted[a]
Service revenue	$333,002	—	—		—		$333,002	$—
University related revenue	512,499	974,134	(205,000)	[b]	(389,654)	[b]	307,499	584,480
Net revenue	$845,501	$974,134	—		—		$640,501	$584,480

Total costs and expenses	$587,352	$691,380	$(195,418)	[c]	$(326,726)	[c]	$391,934	$364,654
Operating income	$258,149	$282,754	$(9,582)	[d]	$(62,928)	[d]	$248,567	$219,826

[a]

As Adjusted amounts in these columns, to the extent of any adjustments, are non-GAAP measures.  We are providing these measures solely to to enhance investor understanding of the underlying trends in our education services provider business and to provide for better comparability between periods in which we have operated as an education services provider and historical periods when we owned and operated the University. The As Adjusted amounts, to the extent of any adjustment, should not be considered as a substitute for net revenue, total costs and expenses, or operating income derived in accordance with and reported under GAAP.

[b]	Adjustment to reduce as reported University related revenue by 40% to reflect revenue share percentage of 60% under the master services agreement.

[c]

Adjustment to reduce as reported total costs and expenses by an amount, for each period, equal to the sum of (i) University related expenses, (ii) the Loss on Transaction, and (iii) the contributions made in lieu of state income taxes of $3.7 million for 2018 and $2.0 million for 2017 (which,  in this table, are only excluded from the year ended adjustments, since they were expensed in the third quarter of each year).

[d]	Adjustment to increase (decrease) as reported operating income by an amount, for each period, equal to the total change from adjustments [b] and [c] for the respective period.

For the three months ended December 31, 2018:

•

Service revenue was $177.5 million for the fourth quarter of 2018 compared to University related revenue of $271.4 million for the fourth quarter of 2017.  As an education services provider to GCU, the Company receives, as service revenue, 60% of GCU’s tuition and fee revenue and no longer has University related revenue, thus resulting in the decrease from the prior period. On a comparable basis, as adjusted University related revenue for the three months ended December 31, 2017 was $162.9 million.  The 9.0% increase year over year in comparable revenue was primarily due to an increase in GCU’s enrollment and, to a lesser extent, an increase in GCU’s ancillary revenue  (e.g. from housing, food, etc.) resulting from the increased traditional student enrollment, partially offset by an increase in institutional scholarships.

•	End-of-period enrollment at GCU increased 7.8% between December 31, 2018 and December 31, 2017 to 97,369 from 90,297.

•

Operating income for the three months ended December 31, 2018 was $80.1 million, a decrease of $11.2 million as compared to $91.3 million for the same period in 2017. The operating margin for the three months ended December 31, 2018 was 45.1%, compared to 33.7% for the same period in 2017. As adjusted operating income and as adjusted operating margin for the three months ended December 31, 2018, were $80.5 million and 45.3%, respectively.  As adjusted operating income and as adjusted operating margin for the three months ended December 31, 2017, were $69.7 million and 42.8%, respectively.

•

The tax rate in the three months ended December 31, 2018 was 19.5% compared to 25.5% in the same period in 2017.  The lower effective tax rate year over year is primarily a result of the Tax Cuts and Jobs Act (the “Act”) which was signed into law on December 22, 2017.  The Act reduced the corporate federal tax rate from a maximum of 35% to a flat 21% rate effective January 1, 2018.  The Act created the opportunity for the Company to submit method changes in conjunction with the filing of its 2017 federal tax return during the three months ended December 31, 2018.  These method changes resulted in a favorable impact to tax expense of $0.8 million.  Additionally, our contributions made in lieu of state income taxes to private school tuition organizations increased from $2.0 million in the third quarter of 2017 to $3.7 million in the third quarter of 2018.  The Company receives a dollar-for-dollar state tax credit for these contributions, which are recorded in general and administrative expenses in the third quarter.  75% of these amounts are recorded as a reduction in income tax expense in this third quarter and 25% is recorded as a reduction in income tax expense in the three months ended December 31, 2018.  Additionally, the Company continues to receive the benefit from our adoption of the share-based compensation standard.  This standard requires us to recognize excess tax benefits from share-based compensation awards that vested or settled in the consolidated income statement.  The favorable impact from excess tax benefits was $2.6 million and $1.1 million in the three months ended December 31, 2018 and 2017, respectively.  The effective tax rates for both periods were lower than our annual rates due to these contributions.

•	Net income increased 10.7% to $75.5 million for the fourth quarter of 2018, compared to $68.3 million for the same period in 2017.

•	Diluted net income per share was $1.56 for the fourth quarter of 2018, compared to $1.41 for the same period in 2017.

•	Adjusted EBITDA increased 13.4% to $86.8 million for the fourth quarter of 2018, compared to $76.6 million for the same period in 2017.

For the year ended December 31, 2018:

•

Net revenue decreased 13.2% to $845.5 million for the year ended December 31, 2018, compared to $974.1 million for the same period in 2017. Service revenue was $333.0 million and University related revenue was $512.5 million for the year ended December 31, 2018.  As an education services provider to GCU, the Company receives, as service revenue, 60% of GCU’s tuition and fee revenue and no longer has University related revenue, thus resulting in the decrease from the prior period.  On a comparable basis, as adjusted net revenue for the year ended December 31, 2018 was $640.5 million, while as adjusted net revenue for the year ended December 31, 2017 were $584.5 million.  The 9.6% increase year over year in comparable revenue was primarily due to an increase in GCU’s enrollment and, to a lesser extent, an increase in GCU’s ancillary revenue  (e.g. from housing, food, etc.) resulting from the increased traditional student enrollment, partially offset by an increase in institutional scholarships.

•

Operating income for the year ended December 31, 2018 was $258.1 million, a decrease of $24.7 million as compared to $282.8 million for the same period in 2017. The operating margin for the year ended December 31, 2018 was 30.5%, compared to 29.0% for the same period in 2017. As adjusted operating income and as adjusted operating margin for the year ended December 31, 2018, were $248.6 million and 38.8%, respectively.  As adjusted operating income and as adjusted operating margin for the year ended December 31, 2017 were $219.8 million and 37.6%, respectively.

•

The tax rate for the year ended December 31, 2018 was 20.2% compared to 28.3% in the same period in 2017.  The lower effective tax rate year over year is primarily as a result of the Act.  The contributions in lieu of state income taxes to private school tuition organizations contributed to the lower effective tax rate as our contributions increased from $2.0 million in the year ended December 31, 2017 to $3.7 million in the year ended December 31, 2018.  Additionally, the Company continues to receive the benefit from our adoption of the share-based compensation standard.  This standard requires us to recognize excess tax benefits from share-based compensation awards that vested or settled in the consolidated income statement.  The favorable impact from excess tax benefits was $10.5 million and $16.5 million in the years ended December 31, 2018 and 2017, respectively.  The inclusion of excess tax benefits and deficiencies as a component of our income tax expense will increase volatility within our provision for income taxes as the amount of excess tax benefits or deficiencies from share-based compensation awards are dependent on our stock price at the date the restricted awards vest, our stock price on the date an option is exercised, and the quantity of options exercised.

•

Net income increased 12.6% to $229.0 million for the year ended December 31, 2018, compared to $203.3 million for the same period in 2017.  Net income for the year ended December 31, 2018, excluding costs incurred related to the Transaction of $18.4 million, University related expenses of $6.2 million for the six months ended December 31, 2018, and contributions in lieu of state income taxes of $3.7 million, was $246.5 million.  Net income for the year ended December 31, 2017, excluding contributions in lieu of state income taxes of $2.0 million and transaction costs of $0.6 million, was $202.9 million.

•

Diluted net income per share was $4.73 for the year ended December 31, 2018, compared to $4.22 for the same period in 2017.   Diluted net income per share, excluding costs incurred related to the Transaction and acquisition costs of $18.4 million, University related expenses of $6.2 million for the six months ended December 31, 2018, and contributions in lieu of state income taxes of $3.7 million, was $5.09 for the year ended December 31, 2018.  Diluted net income per share, excluding the contributions made in lieu of state income taxes of $2.0 million and transaction costs of $0.6 million, was $4.21 for the year ended December 31, 2017.

•

Adjusted EBITDA increased 11.8% to $274.1 million for the year ended December 31, 2018, compared to $245.1 million for the same period in 2017.  The difference in the year over year increase in Adjusted EBITDA in comparison to the year over year increase in adjusted diluted net income per share is due to interest income earned by the Company of $26.9 million in the six months ended December 31, 2018 on the Secured Note of GCU and the lower effective tax rate.

Balance Sheet and Cash Flow

During 2018, we financed our operating activities and capital expenditures primarily through cash provided by operating activities. Our unrestricted cash, cash equivalents and investments were $120.3 million at December 31, 2018.

As of December 31, 2018, we had restricted cash and cash equivalents of $61.7 million, which represented cash collateral related to our credit agreement.

On July 1, 2018, in conjunction with the Asset Purchase Agreement, we received a Secured Note from GCU for the purchase of the Transferred Assets in the initial principal amount of $870.1 million.  The Secured Note contains customary commercial credit terms, including affirmative and negative covenants applicable to GCU, and provides that the Secured Note bears interest at an annual rate of 6.0%, has a maturity date of June 30, 2025, and is secured by all of the assets of GCU.  The Secured Note provides for GCU to make interest only payments during the term, with all principal and accrued and unpaid interest due at maturity and also provides that we will loan additional amounts to GCU to fund approved capital expenditures during the first three years of the term.  We provided funding of $30 million to GCU for the six months ended December 31, 2018 for GCU approved capital expenditures, increasing the principal balance of the Secured Note to $900.1 million as of December 31, 2018.  Funding expectations for future capital expenditures for GCU are $100 million for the year ended December 31, 2019.

On January 22, 2019, we acquired Orbis Education Services, LLC for $365.8 million in cash (inclusive of closing date adjustments).  Concurrent with the closing of the acquisition, GCE entered into an amended and restated credit agreement dated January 22, 2019 and two related amendments, dated January 31, 2019 and dated February 1, 2019 that together provide a credit facility of $325.0 million comprised of a term loan facility of $243.75 million and a revolving credit facility of $81.25 million, both with a five year maturity date.  The term facility is subject to quarterly amortization of principal, commencing with the fiscal quarter ended June 30, 2019, in equal installments of 5% of the principal amount of the term facility per quarter.  Both the term loan and revolver have monthly interest payments currently at 30 Day LIBOR plus an applicable margin of 2%.  The proceeds of the term loan, together with $6.25 million drawn under the revolver and cash on hand, were used to pay the purchase price in the acquisition.

Net cash provided by operating activities for the years ended December 31, 2018 and 2017 was $199.1 million and $304.9 million, respectively. Cash provided by operations in 2018 and 2017 resulted from our increased net income adjusted for non-cash charges for share-based compensation, depreciation and amortization, timing of income tax and employee related payments and changes in other working capital.  The significant decrease in net cash from operating activities between 2017 and 2018 is primarily due to the decrease in the Company’s liabilities between December 31, 2017 and 2018 due to the Transaction, the increase in the accounts receivable due from GCU as GCU pays us one month in arrears for the educational services we provide, the decrease in non-cash charges subsequent to the Transaction and the timing of income tax payments between years.

Net cash used in investing activities was $238.2 million and $152.1 million for the years ended December 31, 2018 and 2017, respectively. Cash used in investing activities for the year ended December 31, 2018 was primarily related to the Transaction, the purchase of short-term investments and capital expenditures partially offset by proceeds from the sale of investments.  The Transaction resulted in $131.6 million of cash being transferred to GCU at its close on July 1, 2018.  Proceeds from investment, net of purchases of short-term investments was $18.2 million for the year ended December 31, 2018.  Capital expenditures during the year ended December 31, 2018 of $94.5 million is primarily due to the amount spent on the University’s ground campus construction projects through the date of the Transaction as well as purchases of computer equipment, other internal use software projects and furniture and equipment to support our increasing employee headcount.  Cash used in investing activities for the year ended December 31, 2018 also includes $30.0 million in funding to GCU subsequent to the Transaction for GCU approved campus construction projects such as residence halls, classroom buildings and parking garages.  Our cash used in investing activities for 2017 is primarily related to the purchase of short-term investments and capital expenditures, partially offset by proceeds from the sale or maturity of short-term investments.  Purchases of short-term investments, net of proceeds of these investments, was $28.8 million for the year ended December 31, 2017.  Capital expenditures were $113.6 million for the year ended December 31, 2017.  In 2017, capital expenditures primarily consisted of University campus construction projects and land acquisitions adjacent to the campus to support the growing traditional student enrollment, as well as purchases of computer equipment, other internal use software projects and furniture and equipment to support our increasing employee headcount.  Included in off-site development for 2017 is $10.4 million that we spent to build a student services center and parking garage that is in close proximity to the University’s ground campus.  GCE employees that worked in two leased office buildings in the Phoenix area were relocated to this new building by the end of 2016.

Net cash used in financing activities was $26.8 million and $35.7 million for the years ended December 31, 2018 and 2017, respectively.  During 2018, $15.2 million was used to purchase common shares withheld in lieu of income taxes resulting from the vesting of restricted share awards and $9.6 million was used to purchased treasury stock in accordance with the Company’s share repurchase program.  Principal payments on notes payable and capital leases totaled $6.7 million, partially offset by proceeds from the exercise of stock options of $4.6 million.  During 2017, $25.0 million was used to repay our revolving line of credit, $1.5 million was used to purchase treasury stock in accordance with the Company’s share repurchase program and $9.8 million was used to purchase common shares withheld in lieu of income taxes resulting from restricted share awards while principal payments on notes payable and capital leases totaled $6.8 million, partially offset by proceeds from the exercise of stock options of $7.4 million.

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Grand Canyon Education, Inc. Reports Fourth Quarter and Full Year 2018 Results

2019 Outlook

Q1 2019:	Net revenue of $195.5 million; Target Operating Margin 37.8%; Diluted EPS of $1.49 using 48.3 million diluted shares

Q2 2019:	Net revenue of $174.4 million; Target Operating Margin 27.6%; Diluted EPS of $0.94 using 48.3 million diluted shares

Q3 2019:	Net revenue of $190.2 million; Target Operating Margin 31.1%; Diluted EPS of $1.11 using 48.5 million diluted shares

Q4 2019:	Net revenue of $215.4 million; Target Operating Margin 40.3%; Diluted EPS of $1.56 using 48.6 million diluted shares

Full Year 2019:	Net revenue of $775.5 million; Target Operating Margin 34.6%; Diluted EPS of $5.10 using 48.4 million diluted shares

Forward-Looking Statements

This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: the Transaction; proposed new programs; statements as to whether regulatory developments or other matters may or may not have a material adverse effect on our financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates, and forecasts as to our business, financial and operating results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the failure of the Company to operate successfully as a third party education services provider to GCU and its other customers; GCU’s failure to operate the University as successfully as it was previously operated by the Company; the occurrence of any event, change or other circumstance that could give rise to the termination of any of our key customer agreements; our ability to properly manage risks and challenges associated with strategic initiatives, including potential acquisitions or divestitures of, or investments in, new businesses (including our acquisition of Orbis Education), acquisitions of new properties and new university clients, and expansion of services provided to our existing university clients; our failure to comply with the extensive regulatory framework applicable to us either directly as a third party education services provider or indirectly through our university clients, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; competition from other education services companies in our geographic region and market sector, including competition for students, qualified executives and other personnel; the pace of growth of our university client’s enrollment and its effect on the pace of our own growth; our ability to, on behalf of our university client, convert prospective students to enrolled students and to retain active students to graduation; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis for our university clients; and other factors discussed in reports on file with the Securities and Exchange Commission, including as set forth in Part I, Item 1A of our Annual Report on Form 10-K for period ended December 31, 2018.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Grand Canyon Education, Inc. Reports Fourth Quarter and Full Year 2018 Results

Conference Call

Grand Canyon Education, Inc. will discuss its fourth quarter and full year 2018 results and 2019 outlook during a conference call scheduled for today, February 20, 2019 at 4:30 p.m. Eastern time (ET). To participate in the live call, investors should dial 877-577-1769 (domestic and Canada) or 706-679-7806 (international), passcode 3894767 at 4:25 p.m. (ET). The Webcast will be available on the Grand Canyon Education, Inc. Web site at www.gce.com.

A replay of the call will be available approximately two hours following the conclusion of the call, at 855-859-2056 (domestic) or 404-537-3406 (international), passcode 3894767. It will also be archived at www.gce.com in the investor relations section for 60 days.

About Grand Canyon Education, Inc.

Grand Canyon Education (GCE), incorporated in 2008, is a publicly traded education services company. GCE is uniquely positioned in the education services industry in that its leadership has 30 years of proven expertise in providing a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE provides services that support students, faculty and staff of partner institutions such as marketing, strategic enrollment management, counseling services, financial services, technology, technical support, compliance, human resources, classroom operations, curriculum development, faculty recruitment and training, among others. For more information about Grand Canyon Education, Inc. visit the Company's website at www.gce.com.

Grand Canyon Education, Inc., 2600 W. Camelback Road, Phoenix, AZ 85017, www.gce.com.

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Grand Canyon Education, Inc. Reports Fourth Quarter and Full Year 2018 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
(In thousands, except per share data)
Service revenue	$177,548	$—	$333,002	$—
University related revenue	—	271,418	512,499	974,134
Net revenue	177,548	271,418	845,501	974,134
Costs and expenses:
Technology and academic services	11,098	10,739	43,574	41,834
Counseling services and support	51,989	50,213	204,690	188,595
Marketing and communication	27,252	26,227	117,420	109,092
General and administrative	6,695	5,975	29,968	27,157
University related expenses	(405)	86,356	173,330	324,140
Loss on Transaction	770	562	18,370	562
Total costs and expenses	97,399	180,072	587,352	691,380
Operating income	80,149	91,346	258,149	282,754
Interest income on Secured Note	13,699	—	26,947	—
Interest expense	(575)	(527)	(1,536)	(2,169)
Investment interest and other	521	757	3,440	2,943
Income before income taxes	93,794	91,576	287,000	283,528
Income tax expense	18,263	23,320	57,989	80,209
Net income	$75,531	$68,256	$229,011	$203,319
Earnings per share:
Basic income per share	$1.58	$1.44	$4.81	$4.31
Diluted income per share	$1.56	$1.41	$4.73	$4.22
Basic weighted average shares outstanding	47,708	47,342	47,608	47,140
Diluted weighted average shares outstanding	48,422	48,382	48,414	48,235

Grand Canyon Education, Inc. Reports Fourth Quarter and Full Year 2018 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA  (Non-GAAP Financial Measure)

Adjusted EBITDA is defined as net income plus interest expense, less interest income and other gain (loss) recognized on investments, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i)  contributions to private Arizona school tuition organizations in lieu of the payment of state income taxes; (ii) loss on the Transaction; (iii) university related expenses; (iv) share-based compensation, (v) the revenue share rate on the master services agreement, and (vi) one-time, unusual charges or gains, such as litigation and regulatory reserves, impairment charges and asset write-offs, and exit or lease termination costs.  We have reclassified depreciation and amortization related to university assets and share-based compensation for former GCE employees that now work for the university to University related expenses to provide comparability between periods. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance.  We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA, and our loan agreement requires us to comply with covenants that include performance metrics substantially similar to Adjusted EBITDA.  All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period and does not consider the items for which we make adjustments (as listed above) to be reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance.  We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring.  Adjusted EBITDA has limitations as an analytical tool in that, among other things it does not reflect:

•	cash expenditures for capital expenditures or contractual commitments;

•	changes in, or cash requirements for, our working capital requirements;

•	interest expense, or the cash required to replace assets that are being depreciated or amortized; and

•	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure.  Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and only use Adjusted EBITDA as a supplemental performance measure.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited, in thousands)
Net income	$75,531	$68,256	$229,011	$203,319
Plus: interest expense	575	527	1,536	2,169
Less: interest income on Secured Note	(13,699)	—	(26,947)	—
Less: investment interest and other	(521)	(757)	(3,440)	(2,943)
Plus: income tax expense	18,263	23,320	57,989	80,209
Plus: depreciation and amortization	3,890	4,472	15,571	15,612
EBITDA, excluding depreciation and amortization included in university related expenses	84,039	95,818	273,720	298,366
Plus: contributions in lieu of state income taxes	—	—	3,718	2,025
Plus: loss on Transaction	770	562	18,370	562
Plus: university related expenses	(405)	86,356	173,330	324,140
Less: 40% of university related revenue	—	(108,567)	(205,000)	(389,654)
Plus: share-based compensation	2,444	2,403	9,914	9,683
Adjusted EBITDA	$86,848	$76,572	$274,052	$245,122

Grand Canyon Education, Inc. Reports Fourth Quarter and Full Year 2018 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

	As of December 31,
(In thousands, except par value)	2018	2017
ASSETS:
Current assets
Cash and cash equivalents	$120,346	$153,474
Restricted cash and cash equivalents	61,667	94,534
Investments	69,002	89,271
Accounts receivable, net	46,830	10,908
Interest receivable on Secured Note	4,650	—
Income taxes receivable	8	2,086
Other current assets	6,963	24,589

Total current assets	309,466	374,862
Property and equipment, net	111,039	922,284
Secured Note receivable	900,093	—
Prepaid royalties	—	2,763
Goodwill	2,941	2,941
Other assets	478	723
Total assets	$1,324,017	$1,303,573

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$14,274	$29,139
Accrued compensation and benefits	15,427	23,173
Accrued liabilities	8,907	20,757
Income taxes payable	5,442	16,182
Student deposits	—	95,298
Deferred revenue	—	46,895
Current portion of notes payable	36,468	6,691

Total current liabilities	80,518	238,135
Other noncurrent liabilities	—	1,200
Deferred income taxes, non-current	6,465	18,362
Notes payable, less current portion	23,437	59,925

Total liabilities	110,420	317,622
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at December 31, 2018 and 2017	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 52,690 and 52,277 shares issued and 48,201 and 48,125 shares outstanding at December 31, 2018 and 2017, respectively	527	523
Treasury stock, at cost, 4,489 and 4,152 shares of common stock at December 31, 2018 and 2017, respectively	(125,452)	(100,694)
Additional paid-in capital	256,806	232,670
Accumulated other comprehensive loss	(453)	(724)
Retained earnings	1,082,169	854,176

Total stockholders’ equity	1,213,597	985,951
Total liabilities and stockholders’ equity	$1,324,017	$1,303,573

Grand Canyon Education, Inc. Reports Fourth Quarter and Full Year 2018 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended
	December 31,
(In thousands)	2018	2017

Cash flows provided by operating activities:
Net income	$229,011	$203,319
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	19,508	12,688
Provision for bad debts	8,669	18,478
Depreciation and amortization	35,673	54,228
Deferred income taxes	(11,507)	(5,160)
Loss on transaction, net of costs and asset impairment	12,605	—
Other	2,101	3,883
Changes in assets and liabilities:
Accounts receivable from GCU	(51,480)	—
Accounts receivable	(7,784)	(19,848)
Prepaid expenses and other	1,553	(2,399)
Accounts payable	(14,306)	5,378
Accrued liabilities and employee related liabilities	(15,700)	3,079
Income taxes receivable/payable	(8,662)	16,048
Deferred rent	(189)	(369)
Deferred revenue	6,881	6,156
Student deposits	(7,288)	9,417
Net cash provided by operating activities	199,085	304,898
Cash flows used in investing activities:
Capital expenditures	(94,527)	(113,586)
Purchases of land and building improvements related to off-site development	(330)	(10,368)
Disposition	(131,550)	—
Funding to GCU at closing in excess of required capital	(7,377)	—
Repayment of excess funds by GCU	7,377	—
Funding to GCU for capital expenditures	(29,996)	—
Return of equity method investment	—	685
Purchases of investments	(46,948)	(94,054)
Proceeds from sale or maturity of investments	65,116	65,259
Net cash used in investing activities	(238,235)	(152,064)
Cash flows used in financing activities:
Principal payments on notes payable and capital lease obligations	(6,719)	(6,805)
Net borrowings from revolving line of credit	—	(25,000)
Repurchase of common shares including shares withheld in lieu of income taxes	(24,758)	(11,300)
Net proceeds from exercise of stock options	4,632	7,372
Net cash used in financing activities	(26,845)	(35,733)
Net (decrease) increase in cash and cash equivalents and restricted cash	(65,995)	117,101
Cash and cash equivalents and restricted cash, beginning of period	248,008	130,907
Cash and cash equivalents and restricted cash, end of period	$182,013	$248,008
Supplemental disclosure of cash flow information
Cash paid for interest	$1,511	$2,252
Cash paid for income taxes	$78,195	$69,606
Supplemental disclosure of non-cash investing and financing activities
Sale transaction to GCU through Secured Note financing	$870,097	$—
Purchases of property and equipment included in accounts payable	$1,121	$6,682
Reclassification of capitalized costs – adoption of ASC 606	$9,015	$—
Reclassification of deferred revenue – adoption of ASC 606	$7,451	$—
Reclassification of tax effect within accumulated other comprehensive income	$156	$—